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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             EAGLE GEOPHYSICAL, INC.
             (Exact name of registrant as specified in its charter)


Delaware                                    76-0522659
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


50 Briar Hollow Lane, 6th Floor West
Houston, Texas                               77027
(Address of principal executive offices)     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:



          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered

Common Stock, Par Value $0.01 Per Share           Nasdaq National Stock Market



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

Securities to be registered pursuant to Section 12(g) of the Act:



                                      None
                                (Title of class)







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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission (the "Commission") of shares of Common
Stock, par value $0.01 per share (the "Common Stock"), of Eagle Geophysical, Inc., a Delaware corporation (the "Registrant"). For a description of the Common Stock, see the information set forth under the caption "Description of Securities" in (i) the prospectus subject to completion dated July 11, 1997, included in Part I of the Registration Statement on Form S-1 (Reg. No. 333-28303) (the "Registration Statement") of the Company, originally filed with the Commission on June 2, 1997, as amended, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2. EXHIBITS.

         List below all exhibits filed as a part of the registration statement:

*1 Form of Certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

*2(a) Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

*2(b) Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

         * Incorporated by reference as indicated pursuant to Rule 12b-32.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               EAGLE GEOPHYSICAL, INC.



Date:  July 16, 1997                           By: /s/ Jay N. Silverman
                                                  ---------------------
                                                   Jay N. Silverman
                                                   President